Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
As independent certified public accountants of Nanobac Pharmaceuticals, Incorporated, we hereby consent to the use of our report dated April 12, 2005, except for Note 1, for which the date is June 10, 2005, in the Company’s Form 10KSB filed with the Securities and Exchange Commission.

/s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
June 16, 2005